Exhibit 99.1

Wrap Technologies Announces Appointment of New Directors to the Board

New appointments emphasize the company's mission-centric approach with leading military training experts and mental health advocates

TEMPE, Arizona – October 16, 2023 – Wrap Technologies, Inc. (Nasdaq: WRAP) (“Wrap” or the “Company”), a global leader in innovative safety technologies and services, today announced the appointment of Vice Admiral (ret.) Timothy Szymanski and Rajiv Srinivasan to serve on the Company’s Board of Directors (the “Board”). The Company has also appointed Scot Cohen, Co-Founder, as Executive Chairman of the Board. The addition of this leadership fortifies the Company’s commitment to the mental well-being of public safety officers and the community at large.

Wrap's reinvigorated Board boasts a diverse cadre of international industry frontrunners, poised to steer the Company's expansion as a pioneer in no-harm technology, mental wellness solutions, virtual reality training, and transparency via body-worn cameras and digital evidence management. Vice Admiral (ret.) Timothy Szymanski and Rajiv Srinivasan will replace Wayne Walker and Mike Parris as directors of the Board.

"I'm delighted to welcome the Vice Admiral and Rajiv to the Wrap family and to see Scot Cohen elevate his role to lead as executive chairman," said Kevin Mullins, CEO of Wrap Technologies. "From the very beginning, Scot’s leadership capabilities have been tried and true, and I eagerly anticipate our collaborative efforts to propel Wrap’s onward growth. Vice Admiral Szymanski and Rajiv’s profound expertise will deepen our commitment to the mental well-being of both public safety officers and the broader community."

The Board of Directors is pleased to introduce VADM Szymanski and Rajiv Srinivasan’s new appointments:

Vice Admiral (ret.) Timothy Szymanski has led and served in many Navy and Joint Special Operations assignments as a Navy Special Warfare Officer (SEAL) for over 36 years. Mr. Szymanski is a Principal of Pallas Advisors, a strategic advisory firm specializing in navigating complex national and international security dynamics, which he joined in August 2023. Prior to his retirement from the United States Navy, he most recently served as the Deputy Commander for United States Special Operations Command (USSOCOM) after serving as the Commander of Naval Special Warfare (NSW). Mr. Szymanski also served on the Joint Staff as the J3 deputy directorate for Special Operations as the Global War on Terror branch chief and as chief staff officer of Pakistan-Afghanistan Coordination Cell. Mr. Szymanski graduated from the United States Naval Academy in 1985. He completed a Master of Joint Campaign Planning and Strategy at the Joint Advanced Warfighting School.

Rajiv Srinivasan is a sales and general management professional in the technology and software industry. He has served in senior sales & management roles at Microsoft, as a global account manager at VMware, and in enterprise and global account management at MobileIron. He was on the founding team of Morta Security, a venture-backed cybersecurity company acquired by Palo Alto Networks. Mr. Srinivasan began his career as an officer in the U.S. Army, and was awarded the Bronze Star & Combat Action Badge for service in Kandahar, Afghanistan. Mr. Srinivasan is a member of the board of directors of Families Against Mandatory Minimums (FAMM) where he supports legislative efforts to end mass incarceration.  He has written for the New York Times and Time Magazine on military and veterans affairs and mental health. He holds a B.S. from West Point, an MBA from The Wharton School, an M.S. in Applied Mathematics from Columbia University.

“Today’s Board of Directors appointments represent our commitment to furthering Wrap’s position as the leader in innovative public safety technologies and solutions,” said Scot Cohen, Executive Chairman of the Board of Wrap Technologies. “Vice Admiral Szymanski and Rajiv’s extensive careers in the military, training, and the federal government bring a unique perspective that will help shape the future of Wrap’s product offering. As outspoken mental health advocates who are passionate about combatting the global mental health crisis, they also represent Wrap’s commitment to building solutions to fight this epidemic. The Board’s extensive knowledge and leadership experience will provide tremendous value to the organization. I would also like to thank Wayne and Mike for their years of service to Wrap.”

For more information on the company, please visit wrap.com.

About Wrap

Wrap Technologies, Inc. (Nasdaq: WRAP) is a leading global provider of advanced public safety solutions, integrating ultramodern technology, cutting-edge tools, and comprehensive services to address the complex, modern day challenges facing public safety organizations around the world. Guided by a no-harm principle, Wrap is dedicated to developing groundbreaking solutions that empower public safety agencies to safeguard the communities they serve in a manner that fosters stronger relationships. Driving safer outcomes, empowering public safety and communities to move forward together.

Wrap's BolaWrap® solution encompasses an innovative and patented hand-held remote restraint device, strategically engineered with Wrap’s no-harm guiding principle to proactively deter escalation by deploying a Kevlar® tether that safely restrains individuals from a distance. Combined with BolaWrap® training, certified by the esteemed International Association of Directors of Law Enforcement Standards and Training (IADLEST), Wrap enables officers from over 900 agencies across the U.S. and 60 countries around the world, with the expertise to effectively use BolaWrap® as an early intervention measure, mitigating potential risks and injuries, averting tragic outcomes.  Saving lives with each wrap.

Wrap Reality™, the Company’s advanced virtual reality training system, is a fully immersive training simulator and comprehensive public safety training platform equips first responders with the discipline and practice to prevent escalation, de-escalate conflicts, and apply appropriate tactical use-of-force measures to better perform in the field. By offering a growing range of real-life scenarios, Wrap Reality™ addresses the dynamic nature of modern law enforcement situations for positive public safety outcomes. Building safer communities one decision at a time.

Wrap’s Intrensic solution is a comprehensive, secure and efficient body worn camera and evidence collection and management solution designed with innovative technology to quickly capture, safely handle, securely store, and seamlessly track evidence, all while maintaining full transparency throughout the process. With meticulous consolidation and professional management of evidence, confidence in law enforcement and the justice system soars, fostering trust and reliability in court outcomes. Intrensic’s efficient system streamlines the entire process seamlessly, empowering all public safety providers to focus on what matters. Expediting justice with integrity.

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Trademark Information

Wrap, the Wrap logo, BolaWrap®, Wrap RealityTM and Wrap Training Academy are trademarks of Wrap Technologies, Inc., some of which are registered in the U.S. and abroad.  All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements - Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to: statements regarding the Company’s overall business; total addressable market; and, expectations regarding future sales and expenses. Words such as “expect,” “anticipate,” “should”, “believe”, “target”, “project”, “goals”, “estimate”, “potential”, “predict”, “may”, “will”, “could”, “intend”, and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Moreover, forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to successful implement training programs for the use of its products; the Company’s ability to manufacture and produce product for its customers; the Company’s ability to develop sales for its new product solution; the acceptance of existing and future products; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the business impact of health crises or outbreaks of disease, such as epidemics or pandemics; the impact resulting from geopolitical conflicts and any resulting sanctions; the ability to obtain export licenses for counties outside of the U.S.; the ability to obtain patents and defend I.P. against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand, as well as other risk factors mentioned in the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Wrap’s headquarters are in Tempe, Arizona.

For more information, please visit wrap.com.

Investor Relations Contact:

800.583.2652

ir@wrap.com

Media Relations Contact:

Leigh Anne Arnold

5W Public Relations

wrap@5wpr.com